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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statements of Zapata Corporation of Form S-3 (File No. 33-68034) and on Form S-8's (File Nos. 33-19085 and 33-45251) of our reports, which include explanatory paragraphs discussing the comprehensive financial restructuring through implementation of reorganization under Chapter 11 of the United States Bankruptcy Code, dated March 26, 1996, on our audits of the consolidated financial statements and financial statement schedules of Envirodyne Industries, Inc. and subsidiaries as of December 28, 1995 and December 29, 1994 and for the period December 30, 1994 to December 28, 1995 and January 1 to December 29, 1994 (Post-consummation) and January 1 to December 31, 1993 (Pre-consummation) and the consolidated financial statements and financial statement schedules of Viskase Holding Corporation and subsidiaries as of December 28, 1995 and December 29, 1994, and for the period December 30, 1994 to December 28, 1995 and January 1 to December 29, 1994 (Post-consummation) and January 1 to December 31, 1993 (Pre-consummation), which reports are included in this Form 8-K.



                                  Coopers & Lybrand L.L.P.

Chicago, Illinois
June 21, 1996